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                                                                     EXHIBIT 5.6



[SPROULE ASSOCIATES LIMITED LETTERHEAD OMITTED]

Ref.: 368.15195

                                                                  June 7, 2004

Paramount Resources Ltd.
4700 Bankers Hall West
888 Third Street SW
Calgary AB  T2P 5C5


Dear Ladies and Gentlemen:


RE:   PARAMOUNT RESOURCES INC. ("PARAMOUNT") REGISTRATION STATEMENT ON FORM F-10


We hereby consent to the references to our firm name and to excerpts from our Report entitled "Evaluation of the P&NG Reserves of Certain Interests in Selected Properties of Chevron Canada Resources (As of June 1, 2004)", dated June 3, 2004 (the "Report") in Paramount Resources Ltd.'s Registration Statement on Form F-10.

                                       Sincerely,

                                       SIGNED BY ROBERT N. JOHNSON, P.ENG.

                                       Robert N. Johnson, P.Eng.
                                       Manager, Engineering